EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No: 333-61054, 333-43790, 333-112361, and 333-122179 on Form S-3, and Registration Statements No. 333-82283 and 333-16935 each on Form S-8, of our report on the consolidated financial statements of BriteSmile Inc. appearing in this Annual Report on Form 10-K of BriteSmile Inc. for the year ended December 25, 2004.

/s/    Deloitte & Touche LLP

Oakland, California

March 25, 2005